                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             (Amendment No.  )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                     BANCTEXAS GROUP INC.
       ----------------------------------------------------
        (Name of Registrant as Specified In Its Charter)



       ----------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:

   ---------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:

   ---------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:<F*>

   ---------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:

   ---------------------------------------------------------------------

   5)  Total fee paid:

   ---------------------------------------------------------------------

    /X/ Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   ---------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:

   ---------------------------------------------------------------------

   3)  Filing Party:

   ---------------------------------------------------------------------

   4)  Date Filed:

   ---------------------------------------------------------------------

                         BancTEXAS Group Inc.
                          P. O. BOX 630369
                      HOUSTON, TEXAS  77263-0369

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                 To Be Held Wednesday, August 23, 1995

To the Stockholders of BancTEXAS Group Inc.:

      Notice is hereby given that the 1995 Annual Meeting of Stockholders (the "Annual Meeting") of BancTEXAS Group Inc., a Delaware corporation ("BancTEXAS" or the "Company"), will be held at 135 North Meramec, Clayton, Missouri, on Wednesday, August 23, 1995 at 5:00 p.m., local time, for the following purposes:

            (1) To elect six directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified;

            (2) To change the name of the corporation from "BancTEXAS Group Inc." to "First Banks America, Inc." by approving an amendment to the Company's Certificate of Incorporation;

            (3) To authorize a reverse stock split whereby each fifteen (15) shares of Common Stock or of Class B Common Stock will be converted into one share of Common Stock or Class B Common Stock, respectively, by approving amendments to the Company's Certificate of Incorporation; and

            (4) To transact any and all other business as may properly be presented at the meeting and any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on July 20, 1995, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for examination at the main office of BancTEXAS for ten (10) days prior to the meeting.

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED.

      YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON PAGE 2
OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR
STOCKHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.



                                    By Order of the Board of Directors,




Houston, Texas                      ALLEN H. BLAKE,
July 25, 1995                       Secretary

                               BancTEXAS Group Inc.
                                P. O. BOX 630369
                           HOUSTON, TEXAS  77263-0369

                                PROXY STATEMENT
                                     FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 23, 1995
                               -----------------

                     SOLICITATION AND REVOCABILITY OF PROXIES

      This Proxy Statement is being furnished to stockholders of BancTEXAS Group Inc. ("BancTEXAS" or the "Company") in connection with the solicitation by the Board of Directors of BancTEXAS of proxies to be voted at the 1995 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, August 23, 1995, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) thereof. This Proxy Statement and applicable form of proxy is first being mailed to the stockholders of BancTEXAS on or about July 25, 1995.

      The accompanying form of proxy is designed to permit each holder of BancTEXAS's common stock, par value $.01 per share (the "Common Stock"), to vote for or against the following proposal:

            (1) To vote for or withhold voting for any or all of the six nominees for election as directors of BancTEXAS listed on the proxy;

            (2) To change the name of the corporation from "BancTEXAS Group Inc." to "First Banks America, Inc." by approving an amendment to the Company's Certificate of Incorporation;

            (3)  To authorize a reverse stock split whereby each fifteen
(15) shares of Common Stock or each fifteen (15) shares of Class B Common Stock will be converted into one share of Common Stock or Class B Common Stock, respectively, by approving amendments to the Company's Certificate of Incorporation; and

to authorize the named proxies to vote in their discretion with respect to any other proposal properly presented at the Annual Meeting.

      As of July 20, 1995, the record date for determining the stockholders entitled to vote at the Annual Meeting, there were 58,264,025 shares of voting stock outstanding, consisting of 20,764,025 shares of Common Stock and 37,500,000 shares of Class B Common Stock. All of the shares of Class B Common Stock are owned by First Banks, Inc., a Missouri corporation ("First Banks"). Each share of Common Stock and of Class B Common Stock is entitled to one vote in the election of each director.

      First Banks is owned by trusts created and administered by and for the benefit of James F. Dierberg and members of his immediate family. Mr. Dierberg was elected Chairman of the Board, Chief Executive Officer and President of BancTEXAS effective January 2, 1995 to replace Nathan C. Collins, who resigned from those positions. Mr. Dierberg is also Chairman of the Board, Chief Executive Officer and President of First Banks. The other executive officers and directors of BancTEXAS were the record holders of 393,250 shares of Common Stock as of July 20, 1995.

      When a stockholder's proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the accompanying form of proxy will be voted at the Annual Meeting and any adjournment(s) thereof FOR the election of the nominees listed herein under the caption "ELECTION OF DIRECTORS," FOR the proposed change of the Company's name, FOR the reverse stock split, and at the discretion of the proxies on any other business which may be properly presented at the Annual Meeting and any adjournment(s) thereof.

      BancTEXAS encourages the personal attendance of its stockholders at the Annual Meeting, and execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of BancTEXAS at its principal executive offices at any time before the proxy is voted, or by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by BancTEXAS at or prior to the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of the revocation. Mere attendance at the Annual Meeting will not revoke the proxy.

      The total cost of the solicitation of proxies pursuant to this Proxy Statement will be borne by BancTEXAS. Proxies may be solicited by directors, officers and employees of BancTEXAS without special remuneration. BancTEXAS has engaged the services of Chemical Bank to solicit proxies and has agreed to pay the sum of $4,500, plus expenses, to that firm for its assistance in proxy solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries who forward soliciting material to the beneficial owners of shares of Common Stock entitled to vote at the meeting will be reimbursed by BancTEXAS for their out-of-pocket expenses incurred in this connection. In addition to the mails and other delivery services, proxies may be solicited by personal interviews, telephone or telegraph.

      The Annual Report to Stockholders covering BancTEXAS fiscal year ended December 31, 1994, including audited financial statements, has been previously mailed to stockholders. The Annual Report does not form any part of the proxy solicitation material. Additional copies of the 1994 Annual Report to Stockholders may be obtained without charge upon written request to

Allen H. Blake, Secretary, BancTEXAS Group Inc., 135 North Meramec, Clayton, Missouri 63105 or to Kathryn Aderman, Assistant Secretary, BancTEXAS Group Inc., P. O. Box 630369, Houston, Texas 77263-0369.

                   VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

GENERAL

      The Board of Directors of BancTEXAS has fixed the close of business on July 20, 1995, as the record date (the "Record Date") for the Annual Meeting. Only holders of record of outstanding shares of Common Stock on the Record Date and First Banks, as the holder of all of the outstanding shares of Class B Common Stock, are entitled to notice of, and to vote, in person or by proxy, at the Annual Meeting or any adjournment(s) thereof. On the Record Date, there were issued and outstanding 20,764,025 shares of Common Stock and 37,500,000 shares of Class B Common Stock.

      Holders of shares of Common Stock, and First Banks as the holder of all of the outstanding shares of Class B Common Stock, are entitled to one vote at the Annual Meeting for each share held of record on the Record Date. As the result of an amendment to BancTEXAS' Certificate of Incorporation adopted in 1994, holders of Common Stock and Class B Common Stock are permitted to exercise cumulative voting in a contested election of directors. This means that, if there are more nominees for director than positions to be elected, each holder would be permitted to cast as many votes as equals the product of the number of directors to be elected (i.e., six at the Annual Meeting) times the number of shares held by such holder, and to cast all these votes for one candidate or to divide the votes among two or more candidates in any amounts chosen by the stockholder. First Banks would also have the right to utilize cumulative voting with respect to its Class B Common Stock. The proxy holders authorized to vote in favor of nominees listed herein under the caption "ELECTION OF DIRECTORS" will be permitted to vote cumulatively in the absence of instructions to the contrary.

      The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of voting stock, including the Common Stock and the Class B Common Stock, is necessary to constitute a quorum to transact business at the Annual Meeting and any adjournment(s) thereof.

      On each proposed action, proxies marked as withheld votes or abstentions and broker non-votes will not be voted but will be treated as present and entitled to vote. Such proxies will therefore have the same effect as votes against the proposed action. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on such election.

SECURITY OWNERSHIP OF MANAGEMENT AND OF CONTROLLING STOCKHOLDER

      The following table sets forth, as of July 20, 1995, certain information with respect to the beneficial ownership of Common Stock and Class B Common Stock of BancTEXAS by each person known to the company to be the beneficial owner of more than five percent of the outstanding shares of either class of stock, by each director and nominee for director, by certain executive officers and by all executive officers and directors of BancTEXAS as a group:

                                                                             NUMBER OF
                                                                              SHARES
                                                                             AND NATURE
NAME OF                                                                     OF BENEFICIAL     PECENT OF
BENEFICIAL OWNER                   RELATIONSHIP TO THE COMPANY              OWNERSHIP<F1>       CLASS
- --------------------------------------------------------------------------------------------------------

First Banks, Inc.              5% Stockholder                              37,500,000<F2>        100
135 North Meramec
Clayton, Missouri 63105

Allen H. Blake                 Director, Vice President, Chief Financial        -0-              <F*>
                               Officer and Secretary

Charles A. Crocco, Jr.         Director                                       124,100<F3>        <F*>

James F. Dierberg              Chairman of the Board of Directors, Chief   37,500,000<F2>        100
                               Executive Officer and President

Jerry V. Garrett               Senior Vice President (Consumer                 46,000<F4>        <F*>
                               Lending),  BankTEXAS N.A.

Edward T. Story, Jr.           Director                                       122,750<F5>        <F*>

Mark T. Turkcan                Director                                         -0-              <F*>

David F. Weaver                Executive Vice President, BancTEXAS;           100,400<F6>        <F*>
                               Chairman of the Board, Chief Executive
                               Officer and President, BankTEXAS N.A.

Donald W. Williams             Nominee for Director; Director,                  2,000<F7>        <F*>
                               BankTEXAS N.A.

All executive officers                                                        393,250 Common    1.9% of
  and directors as a                                                               Stock        Common
  group (7 persons)                                                                              Stock
                                                                           37,500,000 Class B   100% of
                                                                              Common Stock      Class B
                                                                                              Common Stock

- ------------------------------
<F*> Less than one percent.

                                    -4-

<F1>  Shares shown for First Banks and James F. Dierberg comprise 100% of the outstanding shares of Class B Common Stock; for all other persons listed, the shares and percentages reflected are Common Stock. With respect to Messrs. Crocco, Garrett and Story the indicated numbers of shares include shares subject to vested stock options granted under the 1990 Stock Option Plan. All of the options reflected in the table are vested and may be exercised at any time.
<F2>  The controlling shareholders of First Banks are (i) Mary W. Dierberg and James F. Dierberg, II, trustees under the living trust of James F. Dierberg, II, dated July 24, 1989, (ii) Mary W. Dierberg and Michael James Dierberg, trustees under the living trust of Michael James Dierberg, dated July 24, 1989, (iii) Mary W. Dierberg and Ellen C. Dierberg, trustees under the living trust of Ellen C. Dierberg, dated July 17, 1992, and (iv) James F. Dierberg, trustee of the James F. Dierberg living trust, dated October 8, 1985. Mr. James F. Dierberg and Mrs. Mary W. Dierberg are husband and wife, and Messrs. James F. Dierberg, II, Michael James Dierberg and Miss Ellen C. Dierberg are their children.
<F3>  Mr. Crocco has a vested option covering 100,000 shares and owns directly 24,100  shares.
<F4>  Mr. Garrett has a vested option covering 45,000 shares and owns directly 1,000 shares.
<F5>  Mr. Story has a vested option covering 100,000 shares and owns directly 22,750 shares.
<F6>  Mr. Weaver owns 100,400 shares directly.
<F7>  Mr. Williams owns 2,000 shares directly.


ACQUISITION OF CONTROL BY FIRST BANKS

      On August 31, 1994, BancTEXAS completed a private placement transaction whereby First Banks acquired 37,500,000 shares of Class B Common Stock for an aggregate purchase price of $30,000,000. First Banks thereby acquired the power to vote approximately 65% of all outstanding voting stock of the Company.

      The transaction with First Banks was completed pursuant to the terms of a Stock Purchase and Operating Agreement dated May 19, 1994 (the "Agreement") and following approval by the Company's stockholders at the 1994 Annual Meeting of Stockholders, which was held on August 18, 1994, and also following the receipt of necessary regulatory approvals. The Agreement contained provisions generally customary for transactions similar in structure to the transaction, including representations and warranties of BancTEXAS regarding its financial condition and operations and numerous other matters. The Agreement further provides a mechanism for First Banks to maintain ownership of at least 55% of the outstanding voting stock of BancTEXAS, if First Banks elects to do so, in the event that BancTEXAS issues additional voting stock, by purchasing a sufficient number of shares at a price determined by a formula related to the book value per share of BancTEXAS Common Stock.

      Immediately following the consummation of the transaction with First Banks, three directors resigned from the Board of Directors of BancTEXAS, in accordance with the terms of the Agreement, and Messrs. Dierberg, Blake and Turkcan were appointed to fill the vacancies created by such resignations.

      The Company has been informed by First Banks that, of the $30,000,000 purchase price for the Class B Common Stock, $3,000,000 was provided by general corporate funds of First Banks and $27,000,000 was borrowed pursuant to an existing credit agreement which First Banks maintains with a group of unaffiliated commercial banks. The Company understands that the Class B Common Stock has been pledged as collateral for the loan evidenced by the credit agreement, and that the terms of the credit agreement include customary provisions which could ultimately result in foreclosure of the Class B Common Stock in the event of a default in repayment of the loan by First Banks, if such a default were not cured or other arrangements acceptable to the lending banks were not made by First Banks.

      Following the consummation of the transaction with First Banks, BancTEXAS has entered into agreements with First Banks and its affiliates, pursuant to which various management, investment and data processing services are obtained. In addition, BancTEXAS sold a substantial amount of mortgage-backed securities to a subsidiary of First Banks in September, 1994. Additional information concerning such agreements and transactions is set forth herein under the caption "Certain Relationships and Related Transactions."

      The private placement transaction with First Banks constituted a "change of control" of BancTEXAS under the employment agreement which existed between BancTEXAS and Nathan C. Collins, who was the Company's Chairman of the Board, President and Chief Executive Officer. Following the change of control, the Board of Directors determined that many of the functions which had been managed or overseen by Mr. Collins should be transferred to First Banks and to other levels within BancTEXAS and the Bank; this circumstance constituted a "termination" of Mr. Collins' employment pursuant to the employment agreement and entitled him to receive a cash severance payment in the amount of $500,000, which was paid to him in January, 1995.

                            ELECTION OF DIRECTORS

      The Board of Directors recommends that the stockholders vote to re-elect Messrs. Blake, Crocco, Dierberg, Story and Turkcan as directors and to elect Donald W. Williams as a director, each for a one-year term.

NOMINEES

      As of July 10, 1995, the Board of Directors consisted of five members. Six directors are nominated to be elected at the Annual Meeting, including the five current directors and Donald W. Williams. Information concerning the six nominees for director appears in the following table:

                                     DIRECTOR OF           PRINCIPAL OCCUPATION DURING LAST
                                      BANCTEXAS              FIVE YEARS AND DIRECTORSHIPS
NAME                         AGE       SINCE                     OF PUBLIC COMPANIES
- -------------------------------------------------------------------------------------------------------
Allen H. Blake                52       1994       Chief Financial Officer since September, 1994,
                                                  Secretary since December, 1994, and Vice President
                                                  of BancTEXAS since July 1995; Senior Vice President
                                                  of First Banks since 1992; Secretary and Director
                                                  of First Banks since 1988; joined First Banks as
                                                  Vice President and Chief Financial Officer in 1984.

Charles A. Crocco, Jr.<F1>    56       1988       Partner in the law firm of  Crocco & De Maio, P.C.,
                                                  New York City, since 1968; director of The Hallwood
                                                  Group Incorporated (merchant banking) since January
                                                  1981; director of Showbiz Pizza Time, Inc. since
                                                  January 1988.

James F. Dierberg             57       1994       Chairman of the Board of Directors, Chief Executive
                                                  Officer and President of BancTEXAS since January 2,
                                                  1995; Chairman of the Board and Chief Executive
                                                  Officer of First Banks since 1988; director of
                                                  First Banks since 1979; President of First Banks,
                                                  1979-1992 and May 1994-present.

Edward T. Story, Jr.<F1>      51       1987       President and Chief Executive Officer of SOCO
                                                  International, Inc., a subsidiary of Snyder Oil
                                                  Corporation, engaged in international oil and gas
                                                  operations, since August 1991; from August 1990
                                                  until August 1991, Chairman of Thaitex Petroleum
                                                  Company; from August 1981 to August 1990 Vice
                                                  Chairman and Chief Financial Officer of Conquest
                                                  Exploration Company; director of Hi-Lo Automotive,
                                                  Inc. since 1987; director of Territorial Resources,
                                                  Inc. since 1992; director of Command Petroleum
                                                  Limited since 1993.

Mark T. Turkcan               39       1994       Senior Vice President (Retail Banking), First
                                                  Banks, since 1994; Vice President (Mortgage
                                                  Banking), First Banks since 1990; joined First
                                                  Banks when Clayton Savings and Loan Association,
                                                  St. Louis, Missouri (now First Bank Federal Savings
                                                  Bank) for whom Mr. Turkcan was employed in various
                                                  capacities since 1985, was acquired by First Banks
                                                  in 1990.

Donald W. Williams            47                  Senior Vice President and Chief Credit Officer of
                                                  First Banks since March 1993; Senior Vice President
                                                  in charge of credit approval of Mercantile Bank of St. Louis,
                                                  N.A. from 1989 until March 1993.

- ---------------------------------
<F1> Member of the Audit Committee.


      Although BancTEXAS does not anticipate that any of the above-named nominees will refuse or be unable to serve as a director of BancTEXAS, the persons named in the enclosed form of proxy intend, if any nominee becomes unavailable, to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed by proxy to do otherwise.

      Assuming the presence of a quorum, the six nominees receiving the largest number of the votes cast, including those cast by holders of the Common Stock and the Class B Common Stock represented at the Annual Meeting, will be elected as directors. The Company's By-Laws require that any nominations by a stockholder comply with certain procedural and disclosure requirements, including advance written notice to the Secretary of the Company.


EXECUTIVE OFFICERS
     The executive officers of the Company as of July 20, 1995 were as follows:

NAME                           AGE                         OFFICE(S) HELD
- ----                           ---                         --------------
James F. Dierberg               57             Chairman of the Board, Chief Executive
                                               Officer and President.

Allen H. Blake                  52             Vice President, Chief Financial Officer and
                                               Secretary.

David F. Weaver                 47             Executive Vice President of BancTEXAS since
                                               January, 1995; Chairman of the Board, Chief
                                               Executive Officer and President of BankTEXAS
                                               N.A. since December, 1994; President of
                                               BankTEXAS Houston N.A. from 1988 until the
                                               bank became a part of BankTEXAS N.A. as a
                                               result of merger.

Jerry V. Garrett                54             Senior Vice President (Consumer Lending),
                                               BankTEXAS N.A. since 1988.


      The executive officers were each elected by the Board of Directors to the offices indicated. There is no family relationship between any of the nominees for director, directors or executive officers of BancTEXAS or its subsidiaries.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      Until the completion of the private placement with First Banks in August, 1994, the Board of Directors had an Executive Committee, an Audit Committee, a Personnel Committee and a Nominating Committee. Following that transaction, the Board of Directors eliminated the committees other than the Audit Committee, determining that the responsibilities of the other committees should be performed by the entire Board of Directors.

      The duties of the Audit Committee include the making of recommendations to the Board of Directors for engaging and discharging BancTEXAS independent auditors; reviewing and approving the engagement of the independent auditors for audit and nonaudit services and considering the independence of the auditors prior to engaging them; reviewing with the independent auditors the fee, scope and timing of the audit and nonaudit services; reviewing the completed audit with the independent auditors regarding the conduct of the audit, accounting adjustments, recommendations for improving internal controls and any other significant findings during the audit; meeting periodically with management and internal audit and loan review staff to discuss planning, scheduling and the extent and nature of internal audit and loan review procedures to be performed and the results therefrom; accounting and financial controls; reviewing internal accounting and auditing procedures with BancTEXAS financial staff; and initiating and supervising any special investigations it deems necessary.

      Board and Committee Meetings. The Board of Directors held 12 meetings in 1994, including regular and special meetings. During 1994, there were 3 meetings of the Audit Committee, 0 meetings of the Executive Committee, 1 meeting of the Personnel Committee and 1 meeting of the Nominating Committee. During 1994, all directors of the Company attended more than 75% of the aggregate of the number of meetings of the Board of Directors and the meetings held by all committees of the Board of Directors on which they served.

DIRECTOR COMPENSATION

      During 1994, each director of BancTEXAS (excluding Mr. Collins, who was not paid separately for his services as a director, and Messrs. Blake, Dierberg and Turkcan, who do not receive any compensation from the Company) was paid $5,000 as an annual retainer and $750 for each meeting of the Board of Directors attended. In addition, the chairman of each committee was paid an annual retainer of $2,000 and each member of a committee was paid $500 for each committee meeting attended. Also, directors traveling more than 75 miles to attend a meeting were reimbursed for their actual travel expenses. The Company entered into a consulting agreement with Edward T. Story, Jr. in 1990 whereby he is, when requested by the Chairman of the Board, obligated to assist with certain capital formation projects. Mr. Story did not receive any compensation under the consulting agreement in 1994.

      During the first eight months of 1994, each director of BancTEXAS also served as director of BankTEXAS N.A., the company's wholly-owned banking subsidiary (the "Bank"). With the exception of Mr. Collins, who was not paid for his services as a director, each director of the Bank received an annual retainer of $2,500 from the Bank and $250 for each Board meeting attended. During the remainder of 1994, the Bank's Board of Directors consisted of persons who were not also directors of BancTEXAS (except for Mr. Collins, who continued to serve as a director of the Company until January, 1995 and of the Bank until November, 1994).

      The 1993 Directors' Stock Bonus Plan (the "Stock Bonus Plan") provides for annual grants of Common Stock to the non-employee directors of BancTEXAS. Directors' compensation of $67,000 was recorded relating to this plan for the year ended December 31,

1994. This amount represented the market value of the 37,500 shares granted under the Stock Bonus Plan as of the date of each grant.

      The Stock Bonus Plan is self-operative, and the timing, amounts, recipients and terms of individual grants are determined automatically. On July 1 of each year, each non-employee director will automatically receive a grant of 7,500 shares of Common Stock. Future grants under the plan would apply equally to current directors and to any individual who becomes a director of BancTEXAS in the future. The maximum number of plan shares that may be issued shall not exceed 250,000 shares. The plan will expire on July 1, 2001.

      In 1993, BancTEXAS also adopted a noncontributory defined benefit pension plan (the "Directors' Retirement Plan") covering non-employee directors of the holding company. Under this plan, retirement benefits are primarily a function of years of service as a director. During 1994, coverage under the Directors' Retirement Plan was extended to include non-employee directors of the Bank. BancTEXAS recorded an expense of $65,000 to reflect the costs accrued in 1994 in connection with this plan.

      As noted above, the three directors who are also executive officers of First Banks (Messrs. Blake, Dierberg and Turkcan) do not receive any compensation for serving as directors (and, in the case of Messrs. Blake and Dierberg, as executive officers) of BancTEXAS, and, in that regard, they do not receive any benefits under the Stock Bonus Plan or the Directors' Retirement Plan discussed above. First Banks, of which Messrs. Dierberg, Blake and Turkcan are executive officers and Messrs. Dierberg and Blake are directors, provides various services to BancTEXAS and the Bank for which it is compensated, and a subsidiary of First Banks purchased certain mortgage-backed securities from BancTEXAS in 1994 (see "Certain Relationships and Related Transactions"). Mr. Williams, who is also an executive officer of First Banks and is nominated to become a director of BancTEXAS, will not be compensated for serving as a director, nor will he receive benefits under the BancTEXAS plans referred to above.


FAMILY RELATIONSHIPS

      There is no family relationship between any of the nominees for director, directors or executive officers of BancTEXAS or its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Bank had in 1994, and it may have in the future, loan transactions in the ordinary course of business with directors of BancTEXAS and their respective affiliates. These loan transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1994, such loans totalled $42,216 and represented .11% of stockholders' equity. None of the indebtedness has been classified in any manner by regulatory authorities or charged-off by the Bank. The Bank does not extend credit to officers of BancTEXAS or of the Bank, except extensions of credit secured by mortgages on personal residences, loans to purchase automobiles and personal credit card accounts.

      As discussed under "Acquisition of Control by First Banks," First Banks became the largest stockholder of BancTEXAS in August, 1994. Following that transaction, BancTEXAS began purchasing certain services and supplies from or through First Banks. During the remaining four months of 1994 this was primarily limited to the purchase of insurance policies, office supplies and other commonly-used banking products which could be acquired more economically than BancTEXAS had previously been able to realize as a separate company. The amounts of these purchases were not material to the consolidated financial position or results of operations of BancTEXAS for the year ended December 31, 1994.

      In December 1994, the Board of Directors of the Bank approved a data processing agreement and a management fee agreement with First Banks. Under the data processing agreement, a subsidiary of First Banks began providing data processing and various related services to BancTEXAS in February 1995. The fees for such services are significantly lower than BancTEXAS has previously paid a non-affiliated vendor. The management fee agreement provides that BancTEXAS will compensate First Banks on an hourly basis for its use of personnel for various functions including internal auditing, loan review, income tax preparation and assistance, accounting, asset/liability and investments services, loan servicing and other management and administrative services. Hourly rates for such services compare favorably with those for similar services from unrelated sources, as well as the internal costs of BancTEXAS personnel which were used previously, and BancTEXAS estimates that the aggregate cost for the services will be significantly more economical than those previously incurred by BancTEXAS. Total fees paid under these agreements were $14,000 in 1994.

      In September 1994, BancTEXAS sold mortgage-backed securities with an original aggregate cost of $113,852,000, in connection with a review by management of the nature of the Company's investment securities portfolio. Of that amount, $60,091,000, which had been acquired by BancTEXAS from October 1990 through April 1994, were sold to a subsidiary of First Banks for an aggregate price of $55,273,000. The prices at which the securities were sold by BancTEXAS to a subsidiary of First Banks were agreed upon by personnel of BancTEXAS and First Banks based upon market quotations for such securities by unrelated third party securities firms.

      Certain of the directors and officers of BancTEXAS and their respective affiliates have deposit accounts with the Bank. It is the Bank's policy not to permit any officers or directors of BancTEXAS or their affiliates to overdraw their respective deposit accounts unless that person has been previously approved for overdraft protection under a plan whereby a credit limit has been established in accordance with the Bank's standard credit criteria.

      During 1994 the Bank engaged in a series of repurchase transactions with Edward T. Story, Jr., a director of BancTEXAS and, until September 1994, of the Bank. These transactions are short-term in nature and involve the deposit with the Bank of U.S. government securities, subject to agreements to repurchase. The principal amounts of the repurchase transactions have varied and the largest principal amount of any transaction in 1994 was $189,402.46. All of the transactions with Mr. Story have been at market interest rates and, in the opinion of management, have been on terms as favorable to the Bank as are available in transactions with unaffiliated persons.


                              EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The table on the following page sets forth certain information regarding compensation earned during the year ended December 31, 1994, and specified information with respect to the two preceding years, by the chief executive officer, Mr. Collins, and two of the other most highly compensated executive officers of BancTEXAS, as determined based upon salary and bonus earned during 1994. Mr. Collins resigned from his positions with BancTEXAS effective January 2, 1995; Mr. Braucher's principal position was eliminated effective November 30, 1994 as a result of the acquisition of control by First Banks.

      James F. Dierberg became the Chief Executive Officer and President of the Company on January 2, 1995, and Allen H. Blake became the Company's Chief Financial Officer on September 30, 1994, Secretary on December 1, 1994 and Vice President on July 3, 1995. Neither Mr. Dierberg nor Mr. Blake receives any compensation directly from either the Company or the Bank. The Company and BankTEXAS N.A., its wholly-owned indirect banking subsidiary (the "Bank"), have entered into various contracts with First Banks, of which Messrs. Dierberg and Blake are directors and executive officers, pursuant to which services are provided to the Company and the Bank (see "Certain Relationships and Related Transactions" for additional information regarding contracts with First Banks).

      No information is included in the table with respect to other executive officers whose combined salary and bonus did not exceed $100,000 in any year covered by the table.


                            SUMMARY COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 1994



                                                                                 Long-Term Compensation
                                                                                 ----------------------
                      Annual Compensation                                           Awards                Payouts
                      -----------------------------------------------    ------------------------------------------
                                                            Other                          Securities
Name and                                                    Annual         Restricted      underlying     LTIP         All Other
Principal                           Salary      Bonus    Compensation    Stock Award(s)   Options/SARs   Payouts      Compensation
Position              Year           ($)         ($)        ($)<F1>          ($)             (#)           ($)           ($)<F2>

- ---------------------------------------------------------------------    ---------------------------------------------------------
Nathan C.             1994         200,000       -0-         N/A            none            none          none           500,750
Collins,
Chairman of           1993         250,000       -0-         N/A            none            none          none           899
the Board,
President &           1992         250,000      23,200       N/A            none            none          none           1,000
Chief
Executive
Officer

David F.              1994         107,500       -0-         N/A            none            none          none           538
Weaver,
Executive             1993         107,500       -0-         N/A            none            none          none           840
Vice
President;            1992         107,500      10,750       N/A            none            none          none           2,942
Chairman of
the Board,
Chief Executive
Officer and
President of
BankTEXAS N.A.

Richard H.            1994          91,800       -0-         N/A            none            none          none           91,800
Braucher,
Senior Vice           1993          91,800       -0-         N/A            none            none          none           459
President
Secretary &           1992          91,800       9,180       N/A            none            none          none           -0-
General Counsel

<F1>  The total of all other annual compensation for each of the named officers is less than the amount required to be reported, which is the lesser of (a) $50,000 or (b) ten percent (10%) of the total of the annual salary and bonus paid to that person.

<F2>  Except as indicated in Note (3), all items reported are BancTEXAS'
      matching contributions to the 401(k) Plan for the year indicated except that in 1992, the total for Mr. Weaver is comprised of $1,592 as relocation assistance to cover mortgage rate differential and $1,350 as BancTEXAS's contribution to the 401(k) Plan.

<F3>  Mr. Collins received a severance payment in the amount of $500,000 in
      January, 1995 resulting from the change in control of BancTEXAS which occurred in 1994. Mr. Braucher received a severance payment of $91,800 in 1994, also resulting from the change in control. See "Acquisition of Control by First Banks."

STOCK OPTION EXERCISES AND VALUES

      The following table indicates the number of options, if any, exercised by the named executive officers during the year ended December 31, 1994 and the number and value of options held as of December 31, 1994. BancTEXAS does not have any outstanding stock appreciation rights.


                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                           AND YEAR-END VALUES


                                                                         Number of Securities    Value of Unexercised
                                                                         Underlying Unexercised  In-the-Money
                                                                         Options at FY-End (#)   Options at FY-End($)<F2>

                                 Shares Acquired on   Value Realized     Exercisable/            Exercisable/
Name and Principal Position         Exercise (#)         ($)<F1>         Unexercisable           Unexercisable
- --------------------------------------------------------------------------------------------------------------------------

Nathan C. Collins                   200,000           $175,000.00       700,000  shares         $437,500.00
                                                                        exercisable

                                                                        none - unexercisable

David F. Weaver                       -0-                  -0-          75,000  shares          $ 46,875.00
                                                                        exercisable

                                                                        none - unexercisable

Richard H. Braucher                   -0-                  -0-          50,000 shares           $ 31,250.00
                                                                        exercisable

                                                                        none - unexercisable

<F1> Value realized is before applicable taxes, based on the difference between exercise prices and closing prices on the dates of exercise.

<F2> Value is based on the differences between the exercise prices and the closing price of BancTEXAS Common Stock on December 30, 1994.


      BancTEXAS has omitted from this Proxy Statement tables which would disclose information regarding options granted during 1994 and Long Term Incentive Plan awards. No options were granted in 1994, and BancTEXAS does not currently have a Long Term Incentive Plan.

EMPLOYMENT AGREEMENTS

      Mr. Weaver is party to an employment agreement whereby he would be entitled to receive additional compensation in the event that, prior to August 31, 1995, he is terminated or he resigns after determining in good faith that a significant reduction or other adverse change has occurred in the nature or scope of his responsibilities, authorities or compensation. In such event, Mr. Weaver would receive a severance payment equal to one year's salary. The agreement is substantially similar to employment agreements between BancTEXAS and other management personnel which were first implemented in 1989 and extended through December 31, 1994.

                            STOCK PERFORMANCE GRAPH

      The following graph sets forth a comparison of the cumulative total shareholder returns of Common Stock of BancTEXAS, the New York Stock Exchange Market Value Index and the Media General Index of Banks located in the West South Central Region, for the five year period from December 31, 1989 through December 31, 1994. The Company's common stock and the securities of 32 other banks primarily located in Texas, Louisiana, Oklahoma and Arkansas are currently included in the Media General West South Central Banks index. The graph and the table which follows are based on the assumption that the value of the investment in BancTEXAS Common Stock and in each index was $100 at December 31, 1989 and that all dividends were reinvested (BancTEXAS did not pay any dividends during such period).


                       COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS


                     [THIS SPACE RESERVED FOR STOCK PERFORMANCE GRAPH]


                             12/31/89    12/31/90    12/31/91   12/31/92    12/31/93    12/31/94
                             --------    --------    --------   --------    --------    --------

BancTEXAS Group Inc.          100.00       75.01      130.02      560.00      440.00      280.00

NYSE Market Value
  Index                       100.00       95.92      124.12     129.96       147.56      144.69

Media General West
  South Central Banks         100.00       59.98      101.12     172.89       202.80       93.89

                            EMPLOYEE BENEFIT PLANS

      BancTEXAS maintains various employee benefit plans. Directors are not eligible to participate in such plans (except the 1990 Stock Option Plan and the 1993 Directors' Stock Bonus Plan) unless they are also employees of BancTEXAS or one of its subsidiaries. Messrs. Blake, Dierberg and Turkcan are not participants in any employee benefit plans of BancTEXAS.

      Pension Plan. The BancTEXAS Group Inc. and Subsidiaries' Employees Retirement Plan (the "Pension Plan") is a noncontributory, defined benefit plan for all eligible officers and employees of BancTEXAS and its subsidiaries. Benefits under the Pension Plan are based upon annual base salaries and years of service and are payable only upon retirement or disability and, in some instances, at death. An employee is eligible to participate in the Pension Plan after completing one year of employment if he or she was hired before attaining age 60, is at least 21 years of age and worked 1,000 hours or more in the first year of employment. A participant who has fulfilled the eligibility and tenure requirements will receive, upon reaching the normal retirement age of 65, monthly benefits based upon average monthly compensation during the five consecutive calendar years out of his or her last ten calendar years that provided the highest average compensation.

      During 1994, BancTEXAS discontinued the accumulation of benefits under the Pension Plan. While the Pension Plan will continue in existence and provide benefits which have been accumulated, no additional benefits will accrue to participants, and no new participants will become eligible for benefits thereunder.

      The following table sets forth, based upon certain assumptions, the approximate annual benefits payable under the Pension Plan at normal retirement age to persons retiring with the indicated average base salaries and years of credited service:


    Remuneration<F1>                          Years of Credited Service<F2>
    ----------------                          -----------------------------
                            10           15         20           25           30         35

    $100,000           $14,700      $22,050    $29,400           [No additional credit after
    $150,000(3)         22,200       33,300     44,400                 20 years]

- -------------------------------
<F1>  Compensation covered by the Pension Plan is equal to the salary shown in the Summary Compensation Table for each of the executive officers shown, except that Mr. Collins' compensation covered by the Pension Plan is limited to $150,000.00 (see footnote (3)).

<F2>  Benefits shown are computed based on straight life annuities with a
      10-year guarantee and are not subject to deduction for social security, but are subject to withholding for federal income tax purposes.

<F3>  Maximum annual retirement income of $118,800 is permitted under the
      Internal Revenue Code, as amended; the maximum compensation allowed for retirement benefit computations is $150,000.

      The amounts of current annual covered compensation and the credited years of service under the Pension Plan at December 31, 1994, for each of the executive officers of BancTEXAS named in the Summary Compensation Table are as follows:



                                           1994
                                       Compensation              Credited Years
                                      Covered by the             of Service at
       Name of Individual              Pension Plan             December 31,1994
       ------------------             --------------            ---------------

       Nathan C. Collins                $150,000                     7

       David F. Weaver                   107,500                     7

       Richard H. Braucher                91,800                    16


                      COMPENSATION COMMITTEE REPORT

      The Compensation Committee of BancTEXAS is comprised of its entire Board of Directors. During 1994, Nathan C. Collins served as Chairman of the Board, President and Chief Executive Officer of BancTEXAS. Mr. Collins refrained from voting on matters affecting his compensation in that capacity. None of the current directors of BancTEXAS has ever been compensated as an executive officer of the Company. The purpose of the Compensation Committee is to consider the levels and components of executive compensation relative to those generally available in its market place, to the overall long-term objectives of BancTEXAS and to the interest of its shareholders. By maintaining appropriate balance in these factors, the Committee believes that it will be most effective in attracting and retaining well-qualified executives who will be capable of contributing to the success of BancTEXAS.

      The paramount objective of BancTEXAS is building the long-term value of the shareholders' investment, within the framework of operating the subsidiary financial institutions in a safe and sound manner. This is accomplished by achieving substantial improvements and consistency in earnings, strengthening the subsidiary banking franchise, and entering into strategic, economically-viable acquisitions of other financial institutions. Consequently, the compensation of executives should be structured to attract individuals capable in contributing to the achievement of these objectives and to align the welfare of those individuals with that of the shareholders.

      The Committee periodically reviews the various components of the Company's executive compensation programs as outlined in the following paragraphs:

      BASE SALARY. In determining the appropriate base salaries of its executive officers, the Committee evaluates the performance of BancTEXAS, considering general business and industry conditions, among other factors, and the contributions of specific executives toward that performance. Particular measurements to which the Committee assigns significance are net income, earnings per share, expense control, net interest margin, regulatory reports and the performance of the Company's stock. The Committee also evaluates each officer's areas of responsibility and the Company's performance in those areas. Finally, the Company considers the level of compensation paid comparable executives by other financial institutions of comparable size in its market places.

      BONUS. The Committee may elect to award bonuses to selected executive officers based largely upon the same criteria as the evaluations of base salaries, emphasizing the need to maintain competitive compensation packages and the desire to recognize outstanding performance by the officers.

      STOCK OPTION PROGRAM. The Committee recognizes that one way to align the interests of BancTEXAS' executive officers with those of its shareholders is the encouragement of ownership of BancTEXAS stock through stock options granted under its 1990 Stock Option Plan. Under this Plan, executive officers are eligible to receive stock options from time to time, giving them the right to purchase shares of common stock of BancTEXAS at a specified price in the future. Considering the number of options granted prior to 1993, no new options have subsequently been granted.

      The difficulties which BancTEXAS experienced in recent years has limited its success in accomplishing the Company's objectives. As a result of the private placement of Class B Common Stock in 1994, BancTEXAS was in a better position to direct its attention toward the future development of the Company. In anticipation of this, the Committee began re-examining its benefit programs during 1994, and restructuring or eliminating certain of them which it believed to be excessively expensive for the benefits provided. This process resulted in the discontinuation of the accumulation of benefits under the BancTEXAS defined benefit pension plan, the elimination of Company contributions for coverage of new retirees under the BancTEXAS post-retirement health care and life insurance plans and the increase in the Company matching contribution under the 401(k) Plan. Furthermore, after the completion of the private placement, various functions within BancTEXAS were eliminated, or combined with those of First Banks, resulting in significant staff reductions and organizational restructuring.

      During the fourth quarter of 1994, the Committee determined that, considering the factors discussed above and the magnitude of organizational change which was occurring within BancTEXAS, adjustments of bases salaries of the executive officers and granting of bonuses were not appropriate at that time. Consequently, any such adjustments were deferred by the Committee until the performance of BancTEXAS, based on the criteria above, suggested that they were warranted.

      During 1994, no executive officer of BancTEXAS served as (i) a member of the Compensation Committee, or any other committee performing comparable functions, of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or a member of the Compensation Committee, or (iii) any other committee performing comparable functions, of another entity, one of whose executive officers served as a director of the Company.

      COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Collins' compensation in 1994 was paid pursuant to an employment contract that called for an annual salary of $250,000 and a bonus to be paid if certain financial goals had been attained. In recognition of the difficulties being experienced by BancTEXAS in achieving profitability, Mr. Collins proposed that his salary for 1994 be reduced to $200,000, without otherwise waiving contractual rights that he had, and he was paid a $200,000 salary, with no bonus, in 1994. Mr. Collins also received a severance payment in the amount of $500,000 on January 2, 1995 (see "Acquisition of Control by First Banks").

THE FOREGOING REPORT HAS BEEN PRESENTED BY THE ENTIRE BOARD OF DIRECTORS CONSISTING OF MESSRS. BLAKE, CROCCO, DIERBERG, STORY AND TURKCAN.

           PROPOSED CHANGE OF NAME TO "FIRST BANKS AMERICA, INC."

      The Board of Directors has approved and recommends that stockholders vote in favor of an amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") changing the name of the Company to "First Banks America, Inc."

      The current corporate name was selected during a period in which the Company's focus was on competing with other banking organizations based and operating solely in Texas. Until the latter half of the 1980's, Texas and federal law generally precluded banking organizations located in other states from engaging in banking activities or operating banks or branches in Texas, and Texas banks were generally precluded from participating in banking activities or operating banks or branches in other states.

      However, most of these restrictions have been eliminated as a result of many factors, including federal legislation, and the Company now competes with national, regional and "super-regional" banking organizations, as well as other types of financial services companies. The Company has benefitted from the erosion of restrictions on interstate banking, in that in 1994 it received a $30 million capital infusion and became affiliated with First Banks, a larger bank holding company with significantly greater capital resources, assets, customers and banking operations.

      The Company has historically devoted all of its acquisition efforts to banks in Texas. However, after discussing possible combinations with several prospective acquisition candidates in the Dallas and Houston, Texas market areas, the Company determined that the pricing expectations of potential sellers in those markets and the prices which have recently been paid for Texas banks generally have been higher than the Company's assessment of the fair value of the institutions involved. Accordingly, management and the Board of Directors have decided, without ruling out future Texas transactions, to pursue potential banking acquisitions in other markets.

      The new corporate name "First Banks America, Inc." is intended to reflect the potential operations of the Company and subsidiary banks in diverse banking markets, as well as to emphasize the affiliation with First Banks.

      The favorable vote of the holders of a majority of all outstanding stock entitled to vote, including the Common Stock and the Class B Common Stock, is necessary in order to approve the change in the Company's name.

      The Board of Directors unanimously recommends that the stockholders vote FOR the amendment to the Certificate of Incorporation changing the Corporation's name to "First Banks America, Inc."

                     PROPOSED REVERSE STOCK SPLIT

      The Board of Directors has approved and recommends that stockholders vote in favor of amendments to the Certificate of Incorporation effecting a one-for-fifteen reverse stock split of the Company's Common Stock and Class B Common Stock. The principal purpose of this reverse stock split is to revise the Company's capital structure to reduce the number of shares outstanding, increase the value of the resulting shares, and thereby enhance the market for the Company's securities. The reverse stock split will not materially affect the stockholders' equity of the Company. The complete text of Article Fourth of the Company's Certificate of Incorporation as the same would read after approval of the proposed amendments is set forth as Appendix I to this Proxy Statement, and the discussion which follows is qualified by reference to the text of the Article, as amended.

      The effect of the reverse stock split will be to convert each share of Common Stock outstanding immediately prior to the reverse split (the "Old Shares") into one-fifteenth that number of shares after the reverse stock split (the "New Shares"), with an identical effect on the outstanding Class B Common Stock. No fractional New Shares will be issued. In lieu of fractional shares, each stockholder whose Old Shares are not evenly divisible by fifteen will receive an appropriate whole number of New Shares plus cash equal to the value of the fraction of a New Share surrendered. That value will be determined by multiplying the closing price of a New Share on the first trading day following the effective date of the reverse stock split by the fraction of a New Share surrendered.

      The Common Stock and Class B Common Stock issued pursuant to the reverse split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock and Class B Common Stock will not be altered by the reverse split, and the relationship between the Common Stock and Class B Common Stock will not be affected. Similarly, outstanding rights to acquire Common Stock such as stock options, rights to convert debentures of a subsidiary of BancTEXAS into shares of Common Stock, warrants to purchase Common Stock and future grants to directors under the Stock Bonus Plan will be automatically adjusted to enable the holders thereof to obtain the same relative ownership interest in the Company upon exercise as was the case before the date on which the reverse stock split becomes effective (the "Effective Date"). Delaware law does not provide a right of appraisal for stockholders who dissent from the proposed reverse stock split.

      There are several reasons why the reverse stock split is recommended. The Company's strategy for the long-term growth includes as an important component the ability to acquire additional financial institutions. In negotiating the structure of potential acquisitions, it is desirable for the Company to be flexible in its ability to offer cash or the Company's stock, as sellers in different financial circumstances may desire one or another form of consideration. In discussions with acquisition candidates, the Company has encountered some resistance to acceptance of its Common Stock from potential sellers. Much of this resistance appears to arise from the low trading price for the Common Stock over the last several years and the concern that this low price is a negative reflection on the Company's prospects and investment quality.

      The reverse split is intended to enhance the acceptability of the Common Stock to potential sellers as well as the financial community and investing public generally. The reduction in the number of issued and outstanding shares of Common Stock caused by the reverse split is expected to increase the market price of each outstanding share. The Board of Directors also believes that the proposed reverse split can result in a broader market for the Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage individual brokers from dealing with low priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time- consuming procedures that make the handling of low priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed reverse split may result in a price level for the Common Stock that would reduce the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. An increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could also be adversely affected by the reduced number of shares of Common Stock outstanding after the reverse split.

      The reverse stock split will also reduce the Company's costs somewhat by reducing the number of stockholders. Those stockholders who own fewer than fifteen (15) shares, and who do not have an economic means of selling their shares because of commissions that would be payable in a sale, will receive cash and thereby liquidate their holdings. The Company will save some printing and mailing costs to the extent that the overall number of stockholders is reduced.

      BancTEXAS intends to apply to the NYSE for listing of the New Shares of Common Stock and has reserved the trading symbol "FBA" for use after the name change and the reverse stock split have been effected.

      There can be no assurance that the effects outlined above will occur. In particular, the market price per New Share after the reverse split will not necessarily be fifteen times the market price per Old Share before the reverse split. Further, there is no assurance that the market for the Common Stock will be improved or broadened.

      The Company has authorized capital stock of 100,000,000 shares of Common Stock and 60,000,000 shares of Class B Common Stock (as well as 3,000,000 shares of Preferred Stock, none of which are outstanding). The authorized Common Stock and Class B Common Stock will be reduced proportionately by reason of the reverse split, and the $.01 par value per share of each class of stock will be increased to $.15. As of the Record Date, the number of issued and outstanding shares of Common Stock was 20,764,025. The following table illustrates the principal effects of the reverse split and decrease in outstanding Common Stock and Class B Common Stock, assuming no additional shares are issued prior to the Effective Date:



                                                 Old Shares                   New Shares
          Shares of                          Prior to Proposed              After Proposed
        Common Stock                           Reverse Split                 Reverse Split
        ------------                           -------------                 -------------

         Authorized                             100,000,000                    6,666,666
         Outstanding                             20,764,025            1,384,268 (estimated)<F1>

      Shares of Class B
         Common Stock
         ------------
         Authorized                              60,000,000                    4,000,000
         Outstanding                             37,500,000                    2,500,000

- -------------------------
<F1>    The exact number of outstanding New Shares will vary depending on the number cancelled as a result of issuing cash in lieu of fractional shares.


      As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares of Common Stock. The letter of transmittal will contain instructions for the surrender of certificate(s) representing Old Shares to Chemical Bank, the Company's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which his Old Shares have been reclassified as a result of the reverse split. Until a certificate representing Old Shares has been surrendered, the certificate will represent the right to receive an appropriate number of New

                                    -22

Shares and the amount of cash to be paid for any fractional New Share surrendered.

      Stockholders should not submit any certificates until requested to do so. No new Certificate will be issued to a stockholder until he has surrendered his outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the Exchange Agent.

      Shortly after the Effective Date, First Banks, as owner of all of the outstanding Class B Common Stock, will exchange its existing certificate for a new certificate representing 2,500,000 New Shares of Class B Common Stock.

      The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. The Company believes that any income tax effect of the reverse stock split will not be substantial. The receipt of Common Stock in the reverse stock split should not result in any taxable gain or loss to stockholders for federal income tax purposes. If the reverse stock split is effected, the tax basis of the New Shares received will be equal, in the aggregate, to the basis of the Old Shares exchanged. For tax purposes, the holding period of the shares immediately prior to the Effective Date will be included in the holding period of the New Shares received as a result of the reverse stock split. Stockholders who receive cash in lieu of a fractional New Share will be treated for income tax purposes as receiving cash as payment for the surrendered fractional share, and they will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional share surrendered.

      The Board of Directors may abandon the proposed reverse split at any time before or after the Annual Meeting and prior to the Effective Date if for any reason it deems it advisable to do so. The Board of Directors may consider abandoning the proposed reverse split if it determines that the reverse split would adversely effect the ability of the Company to raise capital or the liquidity of the Common Stock, among other considerations. In addition, the Board of Directors may make any changes to the amendments to the Certificate of Incorporation that it deems necessary to file the amendments with the Secretary of State and give effect to the reverse split.

      The affirmative vote of a majority of the outstanding shares of Common Stock, and a majority of the outstanding Class B Common Stock, each voting separately as a class, is required to approve the amendments effecting the reverse split. The Board of Directors recommends a vote FOR approval of the reverse stock split.

             COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the executive officers And directors Of BancTEXAS, and persons who beneficially own more than ten percent of a registered class of its equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange.
Based solely upon a review of the reports received by BancTEXAS and the written representations from certain reporting persons that no Forms 5 were required for such persons,

BancTEXAS believes That during the year ended December 31, 1994 all executive officers, directors and ten percent beneficial owners complied with the applicable filing requirements.

                      INDEPENDENT AUDITORS

       On September 23, 1994, BancTEXAS engaged the accounting firm of KPMG Peat Marwick LLP ("Peat Marwick") to audit the Company's financial statements for the fiscal year ended December 31, 1994 to replace the firm of Deloitte & Touche LLP ("Deloitte & Touche"), which had been the principal independent accountant for the Company's certified financial statements since 1987.

      In connection with the audits of the last two fiscal years, ended December 31, 1993, and the subsequent interim periods preceding the appointment of Peat Marwick, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche would have caused that firm to make reference to the subject matter of the disagreement in connection with its reports.

      As a result of the completion of a private placement on August 31, 1994, in which the Company sold 37.5 million shares of its Class B Common Stock to First Banks for $30 million and First Banks thereby acquired the right to vote securities of the Company equal to 65% of all of its outstanding voting securities, and the fact that Peat Marwick has for several years served as independent certifying accountant for First Banks and all of its subsidiaries, the Company requested both Deloitte & Touche and Peat Marwick to submit bids and proposals to do the necessary accounting and auditing work for 1994. After review and consideration, Deloitte & Touche determined that it did not desire to submit such a bid and declined to stand for reappointment as independent certifying accountant, stating that it did not believe that it was in a position to submit a proposal which would be competitive economically, in light of the expected consolidation of many of the Company's operational functions into the comparable operations of First Banks.

      After reviewing the bid and proposal submitted by Peat Marwick, the Audit Committee of the Board of Directors recommended that Peat Marwick be selected as auditor for the Company's financial statements for the fiscal year ending December 31, 1994, and the Board of Directors unanimously approved that recommendation.

      Deloitte & Touche's report on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles.

      Representatives of Peat Marwick are expected to be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                         OTHER BUSINESS

      Management knows of no other business to be presented at the Annual Meeting. If, however, other matters should properly be presented at the Annual Meeting or any adjournment(s) thereof, the person or persons voting the proxy will vote as in his discretion he may deem appropriate.


                       STOCKHOLDER PROPOSALS

      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in BancTEXAS's proxy statement for consideration at its Annual Meeting of Stockholders by submitting proposals to BancTEXAS in a timely manner. In order to be so included for the 1996 Annual Meeting of Stockholders, stockholder proposals must have been received by BancTEXAS by December 31, 1995 and must otherwise comply with the requirements of Rule 14a-8 and with the Company's By-laws.



                                          By Order of the Board of Directors,



                                          ALLEN H. BLAKE
                                          Secretary
                                          Houston, Texas
                                          July 25, 1995

                                    APPENDIX I


      FOURTH: (A) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is thirteen million six hundred sixty-six thousand six hundred sixty-six (13,666,666) shares consisting of (a) three million (3,000,000) shares of a class designated as Preferred Stock, par value $1.00 per share ("Preferred Stock"), (b) six million six hundred sixty-six thousand six hundred sixty-six (6,666,666) shares of a class designated Common Stock, par value $0.15 per share ("Common Stock"), and (c) four million (4,000,000) shares of a class designated Class B
Common Stock, par value $0.15 per share ("Class B Common Stock").

      (B) The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, the Common Stock, and the Class B Common Stock are as follows:

      1. Provisions Relating to the Preferred Stock. Shares of Preferred Stock may be issued in one or more series as determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical, except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if dividends on the shares of such series are cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by one or more resolutions providing for the issuance of each such series the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in such series, to the full extent now or hereafter permitted by law.

      2.    Provisions Relating to the Common Stock and the Class B Common
Stock.

      (a) General. Except as otherwise provided herein, or as otherwise provided by applicable law, all shares of Common Stock and Class B Common Stock shall have identical rights and privileges in every respect.

      (b) Voting. The Common Stock and the Class B Common Stock shall each be fully voting stock entitled to one vote per share with respect to the election of directors and for all other purposes. The holders of Common Stock and Class B Common Stock shall, unless otherwise required by law or by another provision of this Certificate of Incorporation, vote as a single class on all matters. In all elections for directors of the Corporation, each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by such stockholder in the Corporation, multiplied by the number of directors to be elected by the class to which such stockholder belongs at such election, and each stockholder may cast the whole number of votes, either in person or by proxy, for one candidate or distribute them among two or more candidates.

      (c) Dividends. Subject to the limitations prescribed herein, holders of Common Stock and Class B Common Stock shall participate equally in any dividends (whether payable in cash, stock or property) when and as declared by the Board of Directors of the Corporation out of the assets of the Corporation legally available therefor and the Corporation shall treat the Common Stock and Class B Common Stock identically in respect of any subdivisions or combinations (for example, if the Corporation effects a two-for-one stock split with respect to the Common Stock, it shall at the same time effect a two-for-one stock split with respect to the Class B Common Stock); provided, however, that (i) with respect to dividends payable in cash by the Corporation, the holders of Class B Common Stock shall participate equally per share only if and to the extent such cash dividends exceed $0.45 per share on the Common Stock per calendar year (for example, if the Board of Directors declares and the Corporation pays a dividend of $0.75 per share of Common Stock for a given calendar year, holders of Class B Common Stock shall be entitled to a dividend of $0.30 per share); and (ii) dividends payable in shares of Common Stock (or rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into shares of Common Stock) shall be paid only on shares of Common Stock and dividends payable in shares of Class B Common Stock (or rights to subscribe for or purchase shares of Class B Common Stock or securities or indebtedness convertible into shares of Class B Common Stock) shall be paid only on shares of Class B Common Stock (for example, if the Board of Directors declares and the Corporation pays a five percent (5%) stock dividend on the Common Stock, payable in shares of Common Stock, at the same time the Board of Directors shall declare and the Corporation shall pay a five percent (5%) stock dividend on the Class B
Common Stock payable in shares of Class B Common Stock).

      (d) Liquidation. In the event the Corporation is liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock and the Class B Common Stock shall participate equally in any distribution.

      (e)   Voluntary Conversion of Class B Common Stock.

                  (i) Conversion Rights.  Each share of Class B Common Stock may be converted into one (1) share of Common Stock at the option of any holder thereof at any time after the fifth (5th) anniversary of the date of its issuance by the Corporation. For the foregoing purpose, a share of Class B Common Stock issued as a stock dividend or pursuant to a stock split, reclassification or other combination, shall be deemed to have been issued on the date of the share of Class B Common Stock with respect to which it is so issued.

                  (ii) Conversion Procedures.  Any holder of Class B Common
            Stock desiring to exercise such holder's option to convert such Class B Common Stock in accordance with the foregoing shall surrender the certificate or certificates representing the Class B Common Stock to be converted, duly endorsed to the Corporation or in blank, at the principal executive office of the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert the number of shares represented by such certificate or certificates, or a specified number thereof. As promptly as practicable after the surrender for conversion of any Class B Common Stock, the Corporation shall execute and deliver or cause to be executed and delivered to the holder of such Class B Common Stock certificates representing the shares of Common Stock issuable upon such conversion. In case any certificate or certificates representing shares of Class B Common Stock shall be surrendered for conversion for only a part of the shares represented thereby, the Corporation shall execute and deliver to the holders of the certificate or certificates for shares of Class B Common Stock so surrendered a new certificate or certificates representing the shares of Class B Common Stock not converted, dated the same date as the certificate or certificates representing the Common Stock. Shares of the Class B Common Stock converted as aforesaid shall be deemed to have been converted immediately prior to the close of business on the date such shares are duly surrendered for conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the recordholder or holders of such shares of Common Stock as of such date.

                  (iii) Recapitalization, Consolidation, or Merger of the
            Corporation. In the event that the Corporation shall be recapitalized, consolidated with, or merged with or into any other corporation (a "Reorganization") and the terms thereof shall provide
            (i) that the Class B Common Stock shall remain outstanding after such Reorganization and (ii) for any change in or conversion of the Common Stock, then the terms of such Reorganization shall include a provision to the effect that each share of Class B
            Common Stock after such Reorganization shall thereafter be entitled to receive upon conversion the same kind and amount of securities or assets as shall be distributable upon such Reorganization with respect to one share of Common Stock.

                  (iv) Reservation of Shares.  The Corporation shall at all
            times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Class B Common Stock as herein provided, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and shall take all such corporate action as may be necessary to assure that such shares of Common Stock may be validly and legally issued upon conversion of all of the outstanding shares of Class B Common Stock; and if, at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (v) Retirement of Shares.  Shares of Class B Common Stock
            which have been issued and have been converted into Common Stock, repurchased, or reacquired in any other manner by the Corporation shall not be reissued.

      (f) Mandatory Conversion of Class B Common Stock. If, at any time while there are shares of Class B Common Stock issued and outstanding, it shall be determined by the Board of Directors, in its sole discretion, that legislation or regulations are enacted or any judicial or administrative determination is made which would prohibit the listing, quotation or trading of the Common Stock on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System, or would otherwise have a material adverse effect on the Corporation, in any such case due to the Corporation having more than one class of common shares outstanding, then the Board of Directors may by resolution convert all outstanding shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. To the extent practicable, notice of such conversion of Class B Common Stock specifying the date fixed for said conversion shall be mailed, postage pre-paid, at least ten (10) days but not more than thirty
(30) days prior to said conversion date to the holders of record of Common Stock and Class B Common Stock at their respective addresses as the same shall appear on the books of the Corporation; provided, however, that no failure or inability to provide such notice shall limit the authority or ability of the Board of Directors to convert all outstanding shares of Class B Common Stock into shares of Common Stock. Immediately prior to the close of business on said conversion date (or, if said conversion date is not a business day, on the next succeeding business day) each outstanding share of Class B Common Stock shall thereupon automatically be converted into a share of Common Stock and each certificate theretofore representing shares of Class B Common Stock shall thereupon and thereafter represent a like number of shares of Common Stock.

      (g) Class Voting Under Certain Circumstances. None of the provisions hereof affecting the powers, preferences, rights, qualifications, limitations or restrictions of the Class B Common Stock may be amended or repealed unless, in addition to any other vote required by law or this Certificate of Incorporation, such amendment shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock then outstanding, voting as a separate class.

      3. General. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock, Common Stock, and Class B Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                              PRELIMINARY COPY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   PROXY

                            BANCTEXAS GROUP INC.

              ANNUAL MEETING OF STOCKHOLDERS--AUGUST 23, 1995



The undersigned hereby appoints Allen H. Blake and Mark T. Turkcan, and each of them with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Stockholders of BancTEXAS Group Inc. ("BTX") to be held in Clayton, Missouri on August 23, 1995, at 5:00 p.m. local time and at any adjournment thereof, and to vote the stock of the undersigned with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.

The proxy when properly executed will be voted as specified herein. If no specification is made with respect to any particular proposal, it is the intention of the proxies to vote FOR each of the following proposals.


                              SEE REVERSE SIDE

            ---------------------------
                      COMMON



1. Election of Directors




           FOR               AGAINST          WITHHOLD
           all                all               all
         nominees           nominees          nominees
          /  /               /  /               /  /


NOMINEES:  Allen H. Blake, Charles A. Crocco, Jr., James F. Dierberg, Edward
T. Story, Jr., Mark T. Turkcan, Donald W. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below:


- -------------------------------------------------------------------

2. To approve change of name to "First Banks America, Inc."


           FOR               AGAINST           ABSTAIN
          /  /               /  /               /  /



3. To approve reverse stock split.


           FOR               AGAINST           ABSTAIN
          /  /               /  /               /  /

4. In their discretion, upon any other matters which may properly come before the meeting or any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for such meeting.



          ------------------------------------------------
          Signature



          ------------------------------------------------
          Signature if owned jointly

          Dated:
                ------------------------------------------